UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2012

First Business Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Charmany Drive, Madison, Wisconsin 53719

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (608) 238-8008

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2012, following the effectiveness of the Board Amendments described in Item 5.03 hereof, which information is incorporated into this Item 5.02 by reference, the Board of Directors (the “Board”) of First Business Financial Services, Inc. (the “Company”) increased the number of Directors constituting the entire Board from nine (9) to ten (10), and, in accordance with Section 3.10 of the Company’s Amended and Restated By-laws (the “By-laws”), appointed Mr. John J. Harris as a Class II Director to fill the vacant seat created on the Board by this increase. The Board has not yet determined Mr. Harris’ committee appointments, if any.

Mr. Harris is a senior financial services executive with over 25 years of experience providing financial advisory services to senior managements, boards and special committees of publicly traded companies. He has extensive experience with mergers and acquisitions and has done significant work advising clients on capital formation and the execution of public capital raises.

There was no arrangement or understanding between Mr. Harris and any other persons pursuant to which Mr. Harris was selected to serve as a Director of the Company. Also, Mr. Harris has no relationships or related party transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than being entitled to the compensation payable to non-employee Directors as disclosed in the Company’s proxy statement for its Annual Meeting of Shareholders on May 16, 2011, Mr. Harris is not a party to any plans, contracts or arrangements providing for any grants, awards or other compensation payable to Mr. Harris by the Company.

The Board has considered what it believes to be all of the relevant facts and circumstances relating to the relationship between the Company and Mr. Harris, including the independence standards set forth in Nasdaq Rule 5605(a)(2), and has determined that, in its opinion, Mr. Harris does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and that he is an “Independent Director” for purposes of this Rule.

On January 30, 2012 Mr. Gary Zimmerman notified the Company that he will not stand for re-election as a Director when his term ends at this year’s Annual Meeting of Shareholders. Mr. Zimmerman will thereby retire from the Board effective May 14, 2012 in accordance with the Company’s director retirement policy. Mr. Zimmerman has served as a member of the Board since 1991.

A copy of the Company’s press release, dated January 31, 2012, relating to the appointment of Mr. Harris is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 30, 2012, the Board adopted resolutions, effective immediately, amending Sections 0.03 and 3.01 of the By-laws to provide that the number of Directors constituting the entire Board shall be not fewer than seven (7) nor more than eleven (11), as fixed from time to time by resolution of not less than a majority of the number of Directors constituting the entire Board; provided, however, that the number of Directors may not be reduced so as to shorten the term of any Director at the time in office (the “Board Amendments”). The Board Amendments also provide that the authorized minimum and maximum number of Directors may be increased or decreased from time to time by amendment to the Bylaws adopted by the Company’s shareholders or the Board, but no decrease shall have the effect of shortening the term of an incumbent director. Prior to the Board Amendments, the By-laws had provided that the authorized number of Directors of the Company was nine (9).

In addition to the Board Amendments, the Board also adopted a resolution, effective immediately, to delete Section 2.17 of the By-laws, which in light of its current corporate governance structure, contains vestigial provisions that are no longer relevant to the Company concerning the nomination of certain candidates to the Board. The resolution also amends Section 3.03 of the By-laws to remove a reference to Section 2.17.

The foregoing summary of the amendments to the By-laws does not purport to be complete and is qualified in its entirety by reference to the complete text of the By-laws, as amended, filed as Exhibit 3.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(a)         Not applicable

(b)         Not applicable

(c)         Not applicable

(d)         Exhibits.

              (3.1) Amended and Restated By-laws of First Business Financial Services, Inc., as amended.

              (99.1) Press Release by First Business Financial Services, Inc. dated January 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BUSINESS FINANCIAL SERVICES, INC.

Date: January 31, 2012	By:	/s/ Barbara M. Conley
Barbara M. Conley
Senior Vice President and General Counsel

FIRST BUSINESS FINANCIAL SERVICES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number

3.1 99.1	Amended and Restated By-laws of First Business Financial Services, Inc., as amended. Press Release of First Business Financial Services, Inc., dated January 31, 2012.